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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-35697 and Form S-8 No. 333-97373) pertaining to the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan of Eaton Corporation of our report dated June 4, 2004, with respect to the financial statements and schedule of the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                                           /s/ Ernst & Young LLP
Cleveland, Ohio
June 25, 2004